FOR IMMEDIATE RELEASE                       Investor Contact:   Jacque Underdown
                                                                (831) 761-4741

   Granite Construction Incorporated Announces $200 Million Share Repurchase
               Authorization; 30% Increase in Quarterly Dividend

    WATSONVILLE, California, (October 24, 2007) -- Granite Construction Incorporated (NYSE: GVA) announced today that its Board of Directors has authorized the repurchase of up to $200 million of common stock. In addition, the Board approved a 30 percent increase in the regular quarterly cash dividend to $0.13 per share.

    "The share repurchase authorization and dividend increase underscore our confidence in Granite's long-term financial outlook as well as our commitment to optimize our capital structure to enhance shareholder value," said William G. Dorey, president and chief executive officer of Granite. "As always, our goal is to increase shareholder returns while maintaining a strong balance sheet that allows us to invest in the profitable growth of our business, the key driver to building long-term value."

    Under the new repurchase program, the Company may repurchase shares from time to time on the open market or in private transactions. The Company intends to fund the repurchases through the use of existing sources of liquidity, borrowings under the current credit facility or new borrowings. The specific timing and amount of repurchases will vary based on market conditions, securities law limitations and other factors. The share repurchase program may be suspended or discontinued at any time without prior notice. This new program replaces the existing $25 million share repurchase program announced in 2002. The dividend increase will commence with the next quarterly dividend, payable January 15, 2008 for holders of record December 20, 2007.

    Third Quarter Earnings Conference Call
    Granite is today issuing a separate news release announcing its third quarter financial results. The Company will conduct a conference call tomorrow, October 25, 2007, at 11:00 a.m. ET/ 8:00 a.m. PT to discuss this announcement as well as its third quarter financial results. The live conference call may be accessed by calling (877) 864-2735 in the U.S. and Canada and (706) 634-7039 for international listeners. The conference ID for the call is 20484318. The conference call will be recorded and available for replay from approximately two hours after the live call through November 8, 2007 by calling (800) 642-1687 or
(706) 645-9291. The conference ID for the recording is 20484318.

    About Granite
    Granite Construction Incorporated is a member of the S&P 400 Midcap Index, the Domini 400 Social Index and the Russell 2000. Granite Construction Company, a wholly owned subsidiary, is one of the nation's largest diversified heavy civil contractors and construction materials producers. Granite Construction Company serves public and private sector clients through its offices and subsidiaries nationwide. For the 4th straight year, Granite was named to FORTUNE'S List of 100 Best Companies to Work For. For more information about Granite, please visit their website at http://www.graniteconstruction.com.

    Forward-Looking Statements
    This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent our management's beliefs and assumptions concerning future events such as statements related to the existence of bidding opportunities and economic conditions on the Company's future results. Additionally, forward-looking statements include statements that can be identified by the use of forward-looking terminology such as "believes," "expects," "appears," "may," "will," "should," "look for," or "anticipates," or the negative thereof or comparable terminology, or by discussions of strategy.

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    All such forward-looking statements are subject to risks and uncertainties that could cause actual results of operations and financial condition and other events, as well as the timing thereof, to differ materially from those expressed or implied in such forward-looking statements. Specific risk factors include the impact of the factors referred to in the next sentence on the extent and timing of repurchases of shares under Granite's new share repurchase program as well as the payment of dividends, the timing and completion of any debt financing transaction that Granite may undertake, in light of market conditions and other variable factors, and the extent to which Granite may determine to use proceeds from any such financing for corporate purposes other than share repurchases. Additional risk factors with respect to Granite's business and future financial results include, without limitation, changes in the composition of applicable federal and state legislation appropriation committees; federal and state appropriation changes for infrastructure spending; the general state of the economy; job productivity; accuracy of project estimates; weather conditions; competition and pricing pressures; and state referendums and initiatives. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. You should also understand that many important factors in addition to those discussed, referred to or incorporated by reference in this press release, could cause our results to differ materially from those expressed in the forward-looking statements. In light of these risks and uncertainties, it is important to be aware that the forward-looking events discussed in this release may not occur. We undertake no obligation to revise or update publicly any forward-looking statements to conform the statement to actual results or changes in the Company's expectations.

    For further information regarding risks and uncertainties associated with Granite's business, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operation" and "Risk Factors" sections of Granite's SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Granite's investor relations department at (831) 724-1011 or at Granite's website at http://www.graniteconstruction.com.